Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 1, 2018, Post Holdings, Inc. (“Post” or the “Company”) completed the previously announced transactions (the “Transactions”) pursuant to the Transaction Agreement (the “Transaction Agreement”), dated as of August 2, 2018, among Post, 8th Avenue Food & Provisions, Inc. (“8th Avenue”), and THL Equity Fund VIII Investors (PB), LLC, an affiliate of Thomas H. Lee Partners, L.P. ("THL"). Upon the closing of the Transactions, 8th Avenue became the holding company for Post’s private brands food products business (the “Private Brands Business”) and Post received total gross proceeds of $875.0, retaining shares of common stock equal to 60.5% of the common equity in 8th Avenue. Effective October 1, 2018, 8th Avenue is no longer consolidated in the Company's financial statements and the 60.5% common equity retained interest in 8th Avenue is accounted for using the equity method. In determining the accounting treatment of the retained interest, management concluded that 8th Avenue is not a variable interest entity as defined by Accounting Standards Codification Topic 810 “Consolidation” and as such was evaluated under the voting interest model. Based on the terms of 8th Avenue's governing documents, management determined that the Company does not have a controlling voting interest in 8th Avenue but does retain significant influence and therefore the use of the equity method of accounting is required.
The unaudited pro forma condensed consolidated financial information has been derived from historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and are presented based on information currently available, which is subject to change. The unaudited condensed consolidated statements of operations are provided for informational purposes only, are not necessarily indicative of the operating results that would have been achieved had the Transactions been completed as of October 1, 2016 and do not intend to project the future financial results of Post after the Transactions. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what Post’s financial condition would have been had the Transactions closed on June 30, 2018 or for any future or historical period. The unaudited pro forma condensed consolidated financial information is based on certain preliminary assumptions, described in the accompanying notes, which management believes are reasonable and do not reflect any non-recurring transaction expenses, separation costs, cost savings or other operating efficiencies or costs that could result from the Transactions.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:

•	notes to the unaudited pro forma condensed consolidated financial information;

•
Post’s Current Reports on Form 8-K filed on August 2, 2018 (the first Form 8-K) and October 1, 2018 with the United States Securities and Exchange Commission (the “SEC”), including exhibits thereto, which describe the Transactions;

•
unaudited interim financial statements of Post as of and for the nine months ended June 30, 2018, which are included in Post’s Quarterly Report on Form 10-Q for the nine months ended June 30, 2018, as filed with the SEC; and

•
audited financial statements of Post for the years ended September 30, 2017, September 30, 2016 and September 30, 2015, which are included in Post’s Annual Report on Form 10-K for the year ended September 30, 2017, as filed with the SEC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2018
(in millions)

		Pro Forma Adjustments
	Post Historical	8th Avenue (a)	Other Adjustments		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$342.6	$25.0	$4.5	(b)	$322.1
Restricted cash	6.0	0.7	—		5.3
Receivables, net	530.4	72.7	5.9	(c)	463.6
Inventories	579.1	112.0	—		467.1
Prepaid expenses and other current assets	71.0	1.6	—		69.4
Total current assets	1,529.1	212.0	10.4		1,327.5
Property, net	1,834.5	154.3	—		1,680.2
Goodwill	4,927.8	417.1	—		4,510.7
Other intangible assets, net	3,984.7	272.8	—		3,711.9
Equity method investments	5.3	—	138.0	(d)	143.3
Other assets	240.7	1.3	—		239.4
Total assets	$12,522.1	$1,057.5	$148.4		$11,613.0
Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt	$28.6	$—	$—		$28.6
Accounts payable	346.6	39.3	1.3	(e)	308.6
Other current liabilities	412.7	23.8	3.5	(f)	392.4
Total Current Liabilities	787.9	63.1	4.8		729.6
Long-term debt	7,235.8	—	(854.8)	(g)	6,381.0
Deferred income taxes	869.8	81.3	27.1	(c)	815.6
Other liabilities	549.6	0.8	—		548.8
Total Liabilities	9,443.1	145.2	(822.9)		8,475.0
Shareholders' Equity
Preferred stock	—	—	—		—
Common stock	0.8	—	—		0.8
Additional paid-in capital	3,581.4	—	—		3,581.4
Retained earnings	106.3	954.4	971.3	(h)	123.2
Accumulated other comprehensive (loss) income	(30.2)	(42.1)	—		11.9
Treasury stock	(589.9)	—	—		(589.9)
Total Shareholders' equity excluding noncontrolling interest	3,068.4	912.3	971.3		3,127.4
Noncontrolling interest	10.6	—	—		10.6
Total Shareholders' equity	3,079.0	912.3	971.3		3,138.0
Total Liabilities and Shareholders' equity	$12,522.1	$1,057.5	$148.4		$11,613.0
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended June 30, 2018
(in millions, except per share data)

		Pro Forma Adjustments
	Post Historical	8th Avenue (a)	Other Adjustments		Pro Forma
Net Sales	$4,627.3	$628.1	$8.6	(e)	$4,007.8
Cost of goods sold	3,238.5	524.9	8.5	(e)	2,722.1
Gross Profit	$1,388.8	103.2	0.1		1,285.7
Selling, general and administrative expenses	735.6	37.9	(9.1)	(i)	688.6
Amortization of intangible assets	135.1	21.5	—		113.6
Other operating expenses, net	1.5	—	—		1.5
Operating Profit	516.6	43.8	9.2		482.0
Interest expense, net	288.2	—	(24.6)	(j)	263.6
Loss on extinguishment of debt, net	31.5	—	—		31.5
Other income, net	(70.4)	—	—		(70.4)
Earnings before Income Taxes and Equity Method Earnings	267.3	43.8	33.8		257.3
Income tax benefit	(216.5)	(17.9)	9.7	(c)	(188.9)
Equity method earnings, net of tax	—	—	(0.6)	(k)	(0.6)
Net Earnings Including Noncontrolling Interest	483.8	61.7	24.7		446.8
Less: Net Earnings attributable to noncontrolling interest	0.9	—	—		0.9
Net Earnings	482.9	61.7	24.7		445.9
Preferred stock dividends	(8.0)	—	—		(8.0)
Net Earnings Available to Common Shareholders	$474.9	$61.7	$24.7		$437.9

Earnings per Share:
Basic	$7.13				$6.58
Diluted	$6.34				$5.85

Weighted-average Shares Outstanding (in millions of shares):
Basic	66.6				66.6
Diluted	76.2				76.2
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended September 30, 2017
(in millions, except per share data)

		Pro Forma Adjustments
	Post Historical	8th Avenue (a)	Other Adjustments		Pro Forma
Net Sales	$5,225.8	$791.2	$4.3	(e)	$4,438.9
Cost of goods sold	3,651.7	654.6	4.3	(e)	3,001.4
Gross Profit	1,574.1	136.6	—		1,437.5
Selling, general and administrative expenses	867.4	49.7	(7.5)	(i)	810.2
Amortization of intangible assets	159.1	28.7	—		130.4
Impairment of goodwill and other intangible assets	26.5	—	—		26.5
Other operating expenses, net	0.8	0.1	—		0.7
Operating Profit	520.3	58.1	7.5		469.7
Interest expense, net	314.8	—	(45.4)	(j)	269.4
Loss on extinguishment of debt	222.9	—	—		222.9
Other income, net	(91.8)	—	—		(91.8)
Earnings before Income Taxes and Equity Method Loss	74.4	58.1	52.9		69.2
Income tax expense	26.1	13.7	20.4	(c)	32.8
Equity method loss, net of tax	—	—	21.9	(k)	21.9
Net Earnings Including Noncontrolling Interest	48.3	44.4	10.6		14.5
Less: Net Earnings attributable to noncontrolling interest	—	—	—		—
Net Earnings	48.3	44.4	10.6		14.5
Preferred stock dividends	(13.5)	—	—		(13.5)
Net Earnings Available to Common Shareholders	$34.8	$44.4	$10.6		$1.0

Earnings per Share:
Basic	$0.51				$0.01
Diluted	$0.50				$0.01

Weighted-average Shares Outstanding (in millions of shares):
Basic	67.8				67.8
Diluted	69.9				69.9
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(dollars in millions, except where indicated otherwise)

Basis of Pro Forma Presentation
The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial information of Post and the historical consolidated financial information of 8th Avenue. The unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the Transactions as though they occurred on October 1, 2016 and the unaudited condensed consolidated pro forma balance sheet as of June 30, 2018 assumes the Transactions were completed on that date.
Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on estimates of items directly attributable to the Transactions and are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are based on estimates of items directly attributable to the Transactions, and are factually supportable and expected to have a continuing impact on Post.
The unaudited pro forma condensed consolidated statements of operations do not reflect the one-time gain associated with the Transactions or any non-recurring transaction expenses, loss on extinguishment of debt, separation costs, cost savings or other operating efficiencies or costs that may be derived from the Transactions, all of which may have a material effect on Post’s consolidated results of operations in periods following the completion of the Transactions.
Transaction Summary
Upon the closing of the Transactions, Post received total gross proceeds of $875.0, retaining shares of common stock equal to 60.5% of the common equity in 8th Avenue. Post’s gross proceeds consisted of (i) $250.0 from THL and (ii) $625.0 from a committed senior increasing rate bridge loan (the “Bridge Loan”), which was funded prior to the closing of the Transactions. 8th Avenue assumed the Bridge Loan from Post and refinanced it on October 1, 2018, promptly after the time of the closing of the Transactions, with proceeds from permanent debt financings, which include two term loans and a revolving credit facility. The revolving credit facility was partially drawn on promptly after the closing of the Transactions. Pursuant to the Transactions, THL received 2.5 million shares of 8th Avenue preferred stock with an 11% cumulative, quarterly compounding dividend and $100.00 per share liquidation value and 39.5% of the common equity in 8th Avenue.
Effective October 1, 2018, 8th Avenue is no longer consolidated in the Company's financial statements and the 60.5% common equity retained interest in 8th Avenue is accounted for using the equity method. In determining the accounting treatment of the retained interest, management concluded that 8th Avenue is not a variable interest entity as defined by Accounting Standards Codification Topic 810 "Consolidation" and as such was evaluated under the voting interest model. Based on the terms of 8th Avenue's governing documents, management determined that the Company does not have a controlling voting interest in 8th Avenue but does retain significant influence and therefore the use of the equity method of accounting is required.
The unaudited pro forma condensed consolidated financial statements reflect the deconsolidation of 8th Avenue from the Company’s consolidated financial statements as well as preliminary pro forma adjustments accounting for the Company’s retained interest of 60.5% of 8th Avenue common stock that will be accounted for under the equity method.

Pro Forma Adjustments

(a)	Represents the deconsolidation of 8th Avenue’s historical financial information.
(b)	Represents the net impact on cash subsequent to the closing of the Transactions.
(c)
Represents the recording of tax-related items including: (1) an estimated income tax receivable adjustment for certain deductible items described in (g) recorded using the Post historical statutory rate of 28.6%, (2) estimated deferred income tax impact related to the estimated gain on the Transactions as discussed in note (h) using the Post deferred tax rate of 25.3% and (3) estimated income tax (benefit) expense impacts related to the pro forma adjustments discussed in notes (e), (i) and (j) using the Post historical statutory tax rates of 28.6% and 38.6% for the nine months ended June 30, 2018 and the year ended September 30, 2017, respectively.

(d)	Represents the equity method investment for the Company's 60.5% retained interest in 8th Avenue at fair value.
(e)	Represents the reestablishment of balances previously eliminated as intercompany items that remain with Post after the closing of the Transactions.
(f)
Represents the accrual of transaction costs owed by Post, as specified in the Transaction Agreement, to be paid subsequent to the closing of the Transactions, net of a payment of previously accrued interest on Post's existing term loan on October 1, 2018, after the closing of the Transactions.

(g)
Represents the pay down of the principal balance of Post's existing term loan and the write-off of associated debt issuance costs using proceeds received from the Bridge Loan and THL at the closing of the Transactions. The proceeds received were reduced by debt issuance costs paid related to the Bridge Loan and other transaction costs.

(h)
Adjustment to record Post's estimated gain on the Transactions, calculated based on the estimated fair value of the 60.5% retained common stock interest less book value, fees owed by 8th Avenue to THL related to the closing of the Transactions, transaction costs not reflected on Post's historical balance sheet, debt issuance costs amortization and write-offs as well as other adjustments as discussed above. All adjustments in (h) have been tax effected as described in (c).

(i)
Represents master service agreement ("MSA") fees and advisory fees to be received by Post from 8th Avenue and the removal of non-recurring transaction expenses recorded in Post's historical statement of operations, which are directly attributable to the Transactions.

(j)
Represents the reduction of interest expense related to the pay down of the principal balance of Post's term loan described in (g). Adjustments were calculated using the interest rate on the term loan for the periods subsequent to its issuance in May 2017 and using Post's weighted average cost of capital for the period prior to the issuance of the term loan. An assumed 12.5 basis point increase or decrease in the interest rates used would have resulted in an increase or decrease in “Interest expense, net” of approximately $0.9 and $1.1 for the nine months ended June 30, 2018 and for the year ended September 30, 2017, respectively.

(k)
Equity method earnings attributable to 8th Avenue were calculated as follows (adjustments to 8th Avenue's historical net earnings available to common shareholders, excluding the preferred dividend to THL, have been tax effected using 8th Avenue U.S. entities tax rates of 28.6% and 38.5% for the nine months ended June 30, 2018 and September 30, 2017, respectively):

		Nine Months Ended June 30, 2018	Year Ended September 30, 2017
	8th Avenue's historical net income	$61.7	$44.4
	MSA and advisory fees paid to Post and THL	4.0	4.6
	Interest expense on permanent debt financing (l)	23.6	27.7
	Preferred dividend to THL	24.0	29.1
	8th Avenue's adjusted net earnings available to common shareholders	10.1	(17.0)
	Post’s post-closing ownership percentage	60.5%	60.5%
	Equity method earnings (loss) based on 8th Avenue historical net earnings available to common shareholders	6.1	(10.3)
	Pro forma adjustment to amortize basis difference (m)	(5.5)	(11.6)
	Equity method earnings (loss)	$0.6	$(21.9)

(l)
Represents estimated interest expense and amortization of associated discount, deferred financing fees and debt issuance costs related to 8th Avenue's term loans and revolving credit facility. An assumed 12.5 basis point increase or decrease in the weighted average interest rate would have resulted in an increase or decrease in “Interest expense, net” of approximately $0.6 and $0.8 for the nine months ended June 30, 2018 and for the year ended September 30, 2017, respectively.

(m)
As part of the preliminary valuation analysis, the Company adjusted the historical basis of 8th Avenue’s assets and liabilities to fair value. The preliminary basis difference between the estimated fair value and the underlying book value of 8th Avenue's inventory will be fully expensed in the year in which the Transactions are completed. For these pro forma statements, the entire amount is shown in the year ended September 30, 2017. The preliminary basis difference between the estimated fair value and the underlying book value of 8th Avenue's property, plant and equipment and intangibles is being amortized over their respective estimated useful lives (weighted average lives of approximately 10 and 8 years for property, plant and equipment and intangible assets, respectively). The valuation analysis is preliminary and based on the information available to the Company at the time of this filing and is subject to change, which could have a material impact on these financial statements. The Company continues to review the underlying assumptions and valuation techniques utilized to calculate the fair values of the inventory, property, plant and equipment and intangible assets.